Exhibit 10.4

                              NON-COMPETE AGREEMENT

         Agreement   made   this   12th  day  of July,   1996  by  and   between
Spectra-Physics AB, a Swedish corporation ("Spectra-Physics"), and PSC Inc., a New York corporation ("Buyer").

         Spectra-Physics, Inc., a Delaware corporation, Buyer, and Spectra-Physics Holdings, S.A., a French corporation, have entered into an Asset and Stock Purchase Agreement, dated May 20, 1996 (the "Agreement.") Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Agreement.

                                      Terms

         In consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

     SECTION 1. Compensation. In consideration of Spectra- Physics' obligations under this Agreement, Buyer shall pay Spectra-Physics the total sum of Five Million Dollars ($US5,000,000) on the date hereof.

         SECTION 2. Restrictive Covenant. In consideration of the payment referred to in Section 1, Spectra-Physics agrees that for a period of three (3) years from the Closing, it shall not, directly or indirectly through any subsidiary or affiliate, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business which at any relevant time during such period competes with the Business as conducted as of the Closing Date in any part of the world.

         Notwithstanding anything to the contrary contained in this Section 2, Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of (A) the ownership by Spectra-Physics or any subsidiary of Spectra-Physics of, in the aggregate, 10% or less of the outstanding capital stock of any corporation whose securities are registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or (B) the acquisition by Spectra-Physics of any interest in any entity



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of which any line of business  competes with the Business as conducted as of the
Closing Date, directly or indirectly, in any part of the world, if within 180 days thereafter, Spectra-Physics disposes of or enters into a definitive agreement with an unaffiliated third party to dispose of such interest.

         SECTION 3. Remedies. Spectra-Physics agrees that Buyer's remedies at law for any breach by Spectra-Physics of the provisions of Section 2 hereof will be inadequate, and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Section 2 hereof and to enforce specifically such terms and provision.

         SECTION 4. Waiver of Breach. The waiver by Buyer of a breach of any provision of this Agreement by Spectra-Physics shall not operate or be construed as a waiver of any other or subsequent breach by Spectra-Physics of such or any other provision.

         SECTION 5. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, three business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as Federal Express, one business day after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

                  If to Spectra-Physics, to:

                           Spectra-Physics AB
                           Box 5226
                           Sturegatan 32
                           Fourth Floor
                           S-102 45 Stockholm, Sweden
                           Telephone:  011-468-663-1602
                           Fax:     011-468-660-9226
                           Attn: Mr. Ulf Johansson

                  With required copies to:

                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                             Philadelphia, PA 19103
                            Telephone: (215) 994-2971
                               Fax: (215) 994-2222



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                           Attention:  Carmen J. Romano, Esquire

                  If to Buyer, to:

                           PSC Inc.
                                 675 Basket Road
                                Webster, NY 14580
                           Telephone:  (716) 265-1600
                               Fax: (716) 265-6402
                           Attention: William W. Woodard, Vice-President -
                           Finance

                  With required copies to:

                           Boylan, Brown, Code, Fowler, Vigdor
                                  & Wilson, LLP
                                2400 Chase Square
                               Rochester, NY 14604
                           Telephone:  (716) 232-5300
                               Fax: (716) 232-3528
                      Attention: Martin S. Weingarten, Esq.

         SECTION 6. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

         SECTION 7. Consent to Jurisdiction. Spectra-Physics and Buyer each irrevocably submits to the jurisdiction of (a) the courts of the State of New York, situated in the county of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of or related to this Agreement. Spectra-Physics and Buyer each hereby irrevocably consent to the service of summons, complaint and any and all other process in any such action or proceeding brought in such jurisdictions within the State of New York by delivery of copies of such process to it, at its address specified in Section 5 of this



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Agreement or by certified mail to such address.  Spectra-Physics  and Buyer each hereby waives any objection that it may have based upon lack of personal jurisdiction, including, without limitation, any objection to the laying of venue or based on grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

         SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York.

         SECTION 9. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the other party hereto.

         SECTION 10. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         SECTION 11. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the party against which it is to be enforced.

         SECTION 12. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof.



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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement on the day and year first above written.

                               SPECTRA-PHYSICS AB



                               By:/s/ Lennart Rappe
                                      Lennart Rappe
                                      Sr. VP & CFO


                               By:/s/ Lennart Rappe
                                      Lennart Rappe
                                      Authorized Representative


                                         PSC Inc.



                               By: /s/ L. Michael Hone
                                       L. Michael Hone
                               Title:  President & CEO